Exhibit 24.1

                               POWER OF ATTORNEY

         The undersigned hereby appoints each of Joseph F. Downes, Monica R. Landry, Thomas S. Steyer and Mark C. Wehrly its true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Forms 3, Forms 4 and Forms 5, any amendments thereto or any related documentation which may be required to be filed in its capacity as sub-investment adviser to certain accounts managed by FCMLLC, and granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which it might or could do, hereby ratifying and confirming all that each said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of each of Joseph F. Downes, Monica R. Landry, Thomas S. Steyer and Mark C. Wehrly under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Forms 3, Forms 4 or Forms 5 unless revoked earlier in writing.


Date: January 3, 2005                    NOONDAY ASSET MANAGEMENT, L.P.
                                         By:  NOONDAY CAPITAL, L.L.C.
                                                 Its General Partner of

                                              /s/ David I. Cohen
                                         ----------------------------------
                                         Name: David I. Cohen
                                         Title:   Authorized Signatory



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